x	PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY
SNB BANCSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Benjamin W. Griffith, Robert T. Mullis, and Larry Walker, and each of them with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of SNB BANCSHARES, INC. ("SNB") common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SNB, to be held at the Museum of Arts & Sciences, 4182 Forsyth Rd., Macon, Georgia at 6:00 p.m. on Thursday, April 25, 2002 and at any adjournment thereof.

PROPOSAL I: ELECT FIVE (5) CLASS I DIRECTORS.
				For		With-hold	For All Except
NOMINEES:
Edward M. Beckham, II
Alford C. Bridges
John W. Ramsey
Robert M. Stalnaker
Richard W. White, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

			PROPOSAL II: APPROVE THE SNB BANCSHARES, INC. 2002 INCENTIVE STOCK OPTION PLAN.		For	Against	Abstain
Date
Please be sure to sign and date this Proxy in the box below.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Meeting or any adjourn- ments. This Proxy may be revoked at any time prior to voting hereof.

Stockholder sign above		Co-holder (if any) sign above

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

SNB BANCSHARES, INC.

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?